UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2015

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2015, Targa Resources Partners LP (the “Partnership”), announced that the board of directors (the “GP Board”) of Targa Resources GP LLC, the general partner of the Partnership (the “General Partner”), appointed Michael A. Heim, age 67, as Vice Chairman of the Board of the General Partner, effective November 12, 2015. Mr. Heim had previously served as President and Chief Operating Officer of the General Partner. In connection with his new role as Vice Chairman of the Board of the General Partner, Mr. Heim resigned from his positions as President and Chief Operating Officer of the General Partner and Targa Resources Corp. (the “Company”). Mr. Heim will remain an employee of the Company and a member of its executive management team.

On November 12, 2015, the Company announced that the board of directors of the Company (the “Board”) appointed D. Scott Pryor, age 52, Executive Vice President – Logistics and Marketing of the Company, effective November 12, 2015. Mr. Pryor previously served as Senior Vice President – NGL Logistics & Marketing of Targa Resources Operating LLC (“Targa Operating”) and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President of Targa Operating between July 2011 and May 2014. He held officer positions with certain Partnership subsidiaries since 2005.

On November 12, 2015, the Company also announced that the Board appointed Patrick J. McDonie, age 55, Executive Vice President – Southern Field Gathering and Processing of the Company, effective November 12, 2015. Mr. McDonie previously served as President of Atlas Pipeline Partners GP LLC (“Atlas”), which was acquired by the Partnership on February 28, 2015, between October 2013 and February 2015. He also served as Chief Operating Officer of Atlas between July 2012 and October 2013 and as Senior Vice President of Atlas between July 2012 and October 2013. He served as President of ONEOK Energy Services Company, a natural gas transportation, storage, supplier and marketing company between May 2008 and July 2012.

On November 12, 2015, the Company also announced that the Board appointed Dan C. Middlebrooks, age 59, Executive Vice President – Northern Field Gathering and Processing of the Company, effective November 12, 2015. Mr. Middlebrooks previously served as Senior Vice President – Field G&P of Targa Operating and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President – Supply and Business Development of various subsidiaries of Targa Operating between June 2010 and May 2014. He held officer positions with certain Partnership subsidiaries since 2008.

On November 12, 2015, the Company also announced that the Board appointed Clark White, age 56, Executive Vice President – Engineering and Operations of the Company, effective November 12, 2015. Mr. White previously served as Senior Vice President – Field G&P of Targa Operating and various other subsidiaries of the Partnership between June 2014 and November 2015. He also served as Vice President of Targa Operating between July 2011 and May 2014. He held officer positions with certain Partnership subsidiaries since 2005.

The Company entered into indemnification agreements with Messrs. Pryor, McDonie, Middlebrooks and White on November 12, 2015. These indemnification agreements are attached hereto as Exhibits 10.1 through 10.4 and are incorporated by reference herein in their entirety. The indemnification agreements require the Company to indemnify Messrs. Pryor, McDonie, Middlebrooks and White to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Indemnification Agreement by and between Targa Resources Corp. and D. Scott Pryor, dated November 12, 2015.

10.2	Indemnification Agreement by and between Targa Resources Corp. and Patrick J. McDonie, dated November 12, 2015.

10.3	Indemnification Agreement by and between Targa Resources Corp. and Dan C. Middlebrooks, dated November 12, 2015.

10.4	Indemnification Agreement by and between Targa Resources Corp. and Clark White, dated November 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES CORP.

Date: November 16, 2015	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Indemnification Agreement by and between Targa Resources Corp. and D. Scott Pryor, dated November 12, 2015.

10.2	Indemnification Agreement by and between Targa Resources Corp. and Patrick J. McDonie, dated November 12, 2015.

10.3	Indemnification Agreement by and between Targa Resources Corp. and Dan C. Middlebrooks, dated November 12, 2015.

10.4	Indemnification Agreement by and between Targa Resources Corp. and Clark White, dated November 12, 2015.